Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports First Quarter Fiscal 2025 Results
First quarter summary:
•     GAAP revenue increased 5.2% and GAAP operating income increased 14.0% for the fiscal three months ended September 30, 2024, compared to the prior fiscal year quarter.
•     Non-GAAP adjusted revenue increased 5.3% and non-GAAP adjusted operating income increased 1.6% for the fiscal three months ended September 30, 2024, compared to the prior fiscal year quarter.1
▪     GAAP EPS was $1.63 per diluted share for the fiscal three months ended September 30, 2024, compared to $1.39 per diluted share in the prior fiscal year quarter.
▪     Cash and cash equivalents were $43 million at September 30, 2024, and $31 million at September 30, 2023.
▪     Debt outstanding related to credit facilities was $140 million at September 30, 2024, and $245 million at September 30, 2023.

Full year fiscal 2025 guidance:2

	Current
GAAP	Low	High
Revenue	$2,369	$2,391
Operating margin[3]	23.0%	23.2%
EPS	$5.78	$5.87

Non-GAAP[4]
Adjusted revenue	$2,353	$2,375
Adjusted operating margin	22.7%	22.8%

First Qtr Revenue		First Qtr Operating Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	increased	increased
5.2%	5.3%	14.0%	1.6%

First Qtr Net Income		First Qtr EBITDA

GAAP	Non-GAAP[1]	Non-GAAP[5]
increased	increased	increased
17.2%	4.7%	1.9%

Monett, MO, November 5, 2024 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for fiscal first quarter ended September 30, 2024.

1 See tables below on page 4 reconciling non-GAAP financial measures to GAAP.
2 The full fiscal year guidance assumes no acquisitions or dispositions are made during fiscal year 2025.
3Operating margin is calculated by dividing operating income by revenue.
4 See tables below on page 7 reconciling fiscal year 2025 GAAP to non-GAAP guidance.
5See table below on page 12 reconciling net income to non-GAAP EBITDA.

1

According to Greg Adelson, President and CEO, “We are pleased to report another quarter of solid financial performance, which was slightly better than the outlook provided in August for FY Q1. Our sales team maintained positive momentum in the quarter with a new record sales attainment for Q1 and increased our sales pipeline to an all-time high. We had an outstanding Jack Henry Connect conference last month in Phoenix, where we strengthened relationships with clients and prospects and demonstrated our execution over the past year. We are energized and remain focused on our key differentiators: culture, service, and innovation.”

Operating Results
Revenue, operating expenses, operating income, and net income for the three months ended September 30, 2024, compared to the three months ended September 30, 2023, were as follows:

Revenue
(Unaudited, In Thousands)	Three Months Ended September 30,		% Change
	2024	2023
Revenue
Services and Support	$356,679	$342,205	4.2%
Percentage of Total Revenue	59.3%	59.9%
Processing	244,303	229,163	6.6%
Percentage of Total Revenue	40.7%	40.1%
REVENUE	$600,982	$571,368	5.2%

•Services and support revenue increased for the three months ended September 30, 2024, primarily driven by growth in data processing and hosting revenue of 12.6%, partially offset by a decrease in license and hardware revenue of 35.9%. Processing revenue increased for the three months ended September 30, 2024, primarily driven by growth in card revenue of 5.1% and transaction and digital revenue of 10.9%. Other drivers were increases in payment processing and remote capture and ACH revenues.
•For the three months ended September 30, 2024, core segment revenue increased 4.9%, payments segment revenue increased 6.3%, complementary segment revenue increased 6.4%, and corporate and other segment revenue decreased 10.2%. For the three months ended September 30, 2024, core segment non-GAAP adjusted revenue increased 5.2%, payments segment non-GAAP adjusted revenue increased 5.9%, complementary segment non-GAAP adjusted revenue increased 7.1%, and corporate and other non-GAAP adjusted segment revenue decreased 10.3% (see revenue lines of segment break-out tables on pages 5 and 6 below for a reconciliation of segment non-GAAP adjusted revenue to GAAP segment revenue).

2

Operating Expenses and Operating Income
(Unaudited, In Thousands)	Three Months Ended September 30,		% Change
	2024	2023
Cost of Revenue	$343,432	$323,002	6.3%
Percentage of Total Revenue[6]	57.1%	56.5%
Research and Development	39,686	36,892	7.6%
Percentage of Total Revenue[6]	6.6%	6.5%
Selling, General, and Administrative	66,588	78,774	(15.5)%
Percentage of Total Revenue[6]	11.1%	13.8%
OPERATING EXPENSES	449,706	438,668	2.5%

OPERATING INCOME	$151,276	$132,700	14.0%
Operating Margin[6]	25.2%	23.2%
•Cost of revenue increased for the three months ended September 30, 2024, primarily due to higher direct costs generally consistent with increases in the related lines of revenue, higher personnel costs including benefits expenses from an increase in employee headcount in the trailing twelve months, higher internal licenses and fees from increased deployments and prices, and a rise in amortization from capital development projects placed into service in the trailing twelve months.
•Research and development expense increased for the three months ended September 30, 2024, primarily due to higher personnel costs (net of capitalization) including benefits expenses from an increase in employee headcount in the trailing twelve months.
•Selling, general, and administrative expense decreased for the three months ended September 30, 2024, primarily due to the decrease in non-recurring costs when compared to the prior fiscal year quarter.
Net Income

(Unaudited, In Thousands, Except Per Share Data)	Three Months Ended September 30,		% Change
	2024	2023
Income Before Income Taxes	$156,798	$133,248	17.7%
Provision for Income Taxes	37,607	31,569	19.1%
NET INCOME	$119,191	$101,679	17.2%
Diluted earnings per share	$1.63	$1.39	17.1%
•Effective tax rates for the three months ended September 30, 2024, and 2023, were 24.0% and 23.7%, respectively.

According to Mimi Carsley, CFO and Treasurer, “For the first quarter of the fiscal year, revenue and operating margins were aligned with our plan and expectations and we continue to expect stronger performance in the second half of our fiscal year. Our private cloud revenue grew over 11% and processing services continued to drive strong revenue growth at over 6%, each contributing to our overall revenue expansion of over 5% and operating income increase of 2% on a non-GAAP basis.”

6Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.

3

Impact of Non-GAAP Adjustments
The tables below show our revenue, operating income, and net income for the three months ended September 30, 2024, compared to the three months ended September 30, 2023, excluding the impacts of deconversions and the VEDIP program expense.*

(Unaudited, In Thousands)	Three Months Ended September 30,		% Change
	2024	2023

GAAP Revenue**	$600,982	$571,368	5.2%

Adjustments:
Deconversion revenue	(3,697)	(4,136)

NON-GAAP ADJUSTED REVENUE**	$597,285	$567,232	5.3%

GAAP Operating Income	$151,276	$132,700	14.0%

Adjustments:
Operating income from deconversions	(3,495)	(3,755)
VEDIP program expense*	—	16,443

NON-GAAP ADJUSTED OPERATING INCOME	$147,781	$145,388	1.6%
Non-GAAP Adjusted Operating Margin***	24.7%	25.6%

GAAP Net Income	$119,191	$101,679	17.2%

Adjustments:
Net income from deconversions	(3,495)	(3,755)
VEDIP program expense*	—	16,443
Tax impact of adjustments****	839	(3,045)

NON-GAAP ADJUSTED NET INCOME	$116,535	$111,322	4.7%
*The VEDIP program expense for the fiscal three months ended September 30, 2024, was related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023.
**GAAP revenue is comprised of services and support and processing revenues (see page 2). Reducing services and support revenue by deconversion revenue for the three months ended September 30, 2024, and 2023 which was $3,697 for the current fiscal year quarter and $4,136 for the prior fiscal year quarter, results in non-GAAP adjusted services and support revenue growth of 4.4% quarter over quarter. There were no non-GAAP adjustments to processing revenue for the three months ended September 30, 2024, or 2023.
***Non-GAAP adjusted operating margin is calculated by dividing non-GAAP adjusted operating income by non-GAAP adjusted revenue.
****The tax impact of adjustments is calculated using a tax rate of 24% for the three months ended September 30, 2024, and 2023. The tax rate for non-GAAP adjustment items takes a broad look at our recurring tax adjustments and applies them to non-GAAP revenue that does not have its own specific tax impacts.

4

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended September 30, 2024
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$195,624	$211,923	$171,702	$21,733	$600,982
Non-GAAP adjustments*	(1,287)	(1,914)	(473)	(23)	(3,697)
NON-GAAP ADJUSTED REVENUE	194,337	210,009	171,229	21,710	597,285

GAAP COST OF REVENUE	81,420	113,020	65,967	83,025	343,432
Non-GAAP adjustments*	(37)	(18)	(60)	—	(115)
NON-GAAP ADJUSTED COST OF REVENUE	81,383	113,002	65,907	83,025	343,317

GAAP SEGMENT INCOME	$114,204	$98,903	$105,735	$(61,292)
Segment Income Margin**	58.4%	46.7%	61.6%	(282.0)%

NON-GAAP ADJUSTED SEGMENT INCOME	$112,954	$97,007	$105,322	$(61,315)
Non-GAAP Adjusted Segment Income Margin**	58.1%	46.2%	61.5%	(282.4)%

Research and Development					39,686
Selling, General, and Administrative					66,588
Non-GAAP adjustments unassigned to a segment***					(87)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					449,504

NON-GAAP ADJUSTED OPERATING INCOME					$147,781
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs.

5

	Three Months Ended September 30, 2023
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$186,439	$199,358	$161,366	$24,205	$571,368
Non-GAAP adjustments*	(1,665)	(1,006)	(1,451)	(14)	(4,136)
NON-GAAP ADJUSTED REVENUE	184,774	198,352	159,915	24,191	567,232

GAAP COST OF REVENUE	75,927	108,826	60,957	77,292	323,002
Non-GAAP adjustments*	(103)	(47)	(119)	(1)	(270)
NON-GAAP ADJUSTED COST OF REVENUE	75,824	108,779	60,838	77,291	322,732

GAAP SEGMENT INCOME	$110,512	$90,532	$100,409	$(53,087)
Segment Income Margin	59.3%	45.4%	62.2%	(219.3)%

NON-GAAP ADJUSTED SEGMENT INCOME	$108,950	$89,573	$99,077	$(53,100)
Non-GAAP Adjusted Segment Income Margin	59.0%	45.2%	62.0%	(219.5)%

Research and Development					36,892
Selling, General, and Administrative					78,774
Non-GAAP adjustments unassigned to a segment** ***					(16,554)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					421,844

NON-GAAP ADJUSTED OPERATING INCOME					$145,388
*Revenue non-GAAP adjustments for all segments were deconversion revenues. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs of $(111) and VEDIP program expense of $(16,443).
***The VEDIP program expense for the fiscal three months ended September 30, 2023, was related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023.

6

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2025. Fiscal year 2025 non-GAAP guidance excludes the impacts of deconversion revenue and related operating expenses and assumes no acquisitions or dispositions are made during the fiscal year.

GAAP to Non-GAAP GUIDANCE (In Millions, except per share data)	Annual FY25
	Low	High
GAAP REVENUE	$2,369	$2,391
Growth	6.9%	7.9%
Deconversions*	$16	$16
NON-GAAP ADJUSTED REVENUE**	$2,353	$2,375
Non-GAAP Adjusted Growth	7.0%	8.0%

GAAP OPERATING EXPENSES	$1,823	$1,836
Growth	5.6%	6.4%
Deconversion costs*	$3	$3
NON-GAAP ADJUSTED OPERATING EXPENSES**	$1,820	$1,833
Non-GAAP Adjusted Growth	6.7%	7.4%

GAAP OPERATING INCOME	$546	$555
Growth	11.6%	13.3%

GAAP OPERATING MARGIN	23.0%	23.2%

NON-GAAP ADJUSTED OPERATING INCOME**	$533	$542
Non-GAAP Adjusted Growth	8.2%	9.9%

NON-GAAP ADJUSTED OPERATING MARGIN	22.7%	22.8%

GAAP EPS***	$5.78	$5.87
Growth	10.6%	12.3%

Non-GAAP EPS***	$5.65	$5.74
Growth	7.3%	9.0%
*Deconversion revenue and related operating expenses are based on actual results for the three months ended September 30, 2024, and estimates for the remainder of fiscal year 2025, based on the lowest actual recent historical results. See the Company’s Form 8-K filed with the Securities and Exchange Commission on October 28, 2024.
**GAAP to Non-GAAP revenue, operating expenses, and operating income may not foot due to rounding.
***The GAAP to Non-GAAP EPS reconciliation table is below on page 13.

7

Balance Sheet and Cash Flow Review

•Cash and cash equivalents were $43 million at September 30, 2024, and $31 million at September 30, 2023.
•Trade receivables were $307 million at September 30, 2024, compared to $289 million at September 30, 2023.
•The Company had $140 million of borrowings at September 30, 2024 compared to $245 million of borrowings at September 30, 2023.
•Deferred revenue decreased to $320 million at September 30, 2024, compared to $333 million at September 30, 2023.
•Stockholders' equity increased to $1,925 million at September 30, 2024, compared to $1,660 million at September 30, 2023.
*See table below for Net Cash Provided by Operating Activities and on page 12 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Return on Invested Capital (ROIC) to GAAP measures are also on page 12. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and ROIC.
The following table summarizes net cash from operating activities:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2024	2023
Net income	$119,191	$101,679
Depreciation	11,273	12,052
Amortization	39,221	37,183
Change in deferred income taxes	(4,087)	(10,178)
Other non-cash expenses	6,678	7,037
Change in receivables	26,373	72,519
Change in deferred revenue	(69,358)	(66,322)
Change in other assets and liabilities*	(12,395)	3,169
NET CASH FROM OPERATING ACTIVITIES	$116,896	$157,139
*For the year ended September 30, 2024, includes the change in income taxes of $38,576, the change in accrued expenses of $(23,067), and the change in prepaid expenses, prepaid cost of product and other of $(18,788). For the year ended September 30, 2023, includes the change in income taxes of $39,044, the change in prepaid expenses, prepaid cost of product and other of $(17,356), and the change in accrued expenses of $(17,285).

8

The following table summarizes net cash from investing activities:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2024	2023
Capital expenditures	(12,801)	(7,612)
Proceeds from dispositions	—	852
Purchased software	(2,676)	(2,280)
Computer software developed	(42,259)	(41,486)
Purchase of investments	(2,000)	—
Proceeds from investments	1,000	—
NET CASH FROM INVESTING ACTIVITIES	$(58,736)	$(50,526)

The following table summarizes net cash from financing activities:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2024	2023
Borrowings on credit facilities	$75,000	$135,000
Repayments on credit facilities and financing leases	(85,000)	(165,000)
Purchase of treasury stock	—	(20,000)
Dividends paid	(40,104)	(37,863)
Net cash from issuance of stock and tax related to stock-based compensation	(3,128)	474
NET CASH FROM FINANCING ACTIVITIES	$(53,232)	$(87,389)
Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, adjusted operating margin, adjusted segment income margin, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, return on invested capital (ROIC), non-GAAP adjusted net income, and non-GAAP earnings per share (EPS).
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted segment income margin, adjusted cost of revenue, adjusted operating expenses, adjusted net income, and non-GAAP EPS eliminate one-time deconversion revenue and associated costs and the effects of the VEDIP program expense, which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversions and the VEDIP program expense. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.
Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.

9

Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack HenryTM (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 48 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,500 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on November 6, 2024, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

10

Condensed Consolidated Statements of Income (Unaudited)
(In Thousands, except per share data)	Three Months Ended September 30,		% Change
	2024	2023

REVENUE	$600,982	$571,368	5.2%

Cost of Revenue	343,432	323,002	6.3%
Research and Development	39,686	36,892	7.6%
Selling, General, and Administrative	66,588	78,774	(15.5)%
EXPENSES	449,706	438,668	2.5%

OPERATING INCOME	151,276	132,700	14.0%

Interest income	8,347	4,745	75.9%
Interest expense	(2,825)	(4,197)	(32.7)%
Interest Income (Expense), net	5,522	548	907.7%

INCOME BEFORE INCOME TAXES	156,798	133,248	17.7%

Provision for Income Taxes	37,607	31,569	19.1%

NET INCOME	$119,191	$101,679	17.2%

Diluted net income per share	$1.63	$1.39
Diluted weighted average shares outstanding	73,078	73,014

Consolidated Balance Sheet Highlights (Unaudited)
(In Thousands)	September 30,		% Change
	2024	2023
Cash and cash equivalents	$43,212	$31,467	37.3%
Receivables	306,660	288,733	6.2%
Total assets	2,928,511	2,734,223	7.1%

Accounts payable and accrued expenses	$231,713	$208,909	10.9%
Current and long-term debt	140,000	245,000	(42.9)%
Deferred revenue	319,574	333,407	(4.1)%
Stockholders' equity	1,925,028	1,659,948	16.0%

11

Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended September 30,		% Change
(in thousands)	2024	2023
Net income	$119,191	$101,679
Net interest	(5,522)	(548)
Taxes	37,607	31,569
Depreciation and amortization	50,494	49,235
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time adjustments*	(3,495)	12,688
NON-GAAP EBITDA	$198,275	$194,623	1.9%
*The fiscal first quarter 2025 adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions. The fiscal first quarter 2024 adjustments were for deconversions and the VEDIP program expense and were $(3,755) and $16,443, respectively.

Calculation of Free Cash Flow (Non-GAAP)	Three Months Ended September 30,
(in thousands)	2024	2023
Net cash from operating activities	$116,896	$157,139
Capitalized expenditures	(12,801)	(7,612)
Internal use software	(2,676)	(2,280)
Proceeds from sale of assets	—	852
Capitalized software	(42,259)	(41,486)
FREE CASH FLOW	$59,160	$106,613

Calculation of the Return on Average Shareholders’ Equity	September 30,
(in thousands)	2024	2023
Net income (trailing four quarters)	$399,328	$361,776
Average stockholder's equity (period beginning and ending balances)	1,792,488	1,560,543
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY	22.3%	23.2%

Calculation of Return on Invested Capital (ROIC) (Non-GAAP)	September 30,
(in thousands)	2024	2023
Net income (trailing four quarters)	$399,328	$361,776

Average stockholder's equity (period beginning and ending balances)	1,792,488	1,560,543
Average current maturities of long-term debt and financing leases (period beginning and ending balances)	45,000	21
Average long-term debt (period beginning and ending balances)	147,500	245,000
Average invested capital	$1,984,988	$1,805,564

ROIC	20.1%	20.0%

12

GAAP to Non-GAAP EPS Reconciliation Table

FY25 Guidance

GAAP EPS	$5.78-$5.87

Excluded Activity, net of Tax:
Deconversion*	$0.13

Non-GAAP EPS	$5.65-$5.74
*We are not aware of any other discreet adjustments at this time. Deconversion revenue and related operating expenses are based on actual results for fiscal first quarter 2025 and estimates for the remainder of fiscal year 2025, based on the lowest actual recent historical results. See the Company’s Form 8-K filed with the Securities and Exchange Commission on October 28, 2024.

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